EXHIBIT 99.1

Arbutus Announces Conference Call to Provide a Corporate Update and Third Quarter 2017 Financial Results

VANCOUVER, British Columbia and WARMINSTER, Pa., Oct. 31, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that it will hold a conference call on Thursday, November 2, 2017 at 1:15 PM Pacific Time (4:15 PM Eastern Time) to discuss third quarter 2017 financial results and provide a corporate update.

Speakers will include:

  Dr. Mark Murray, President and Chief Executive Officer
  Dr. Mike Sofia, Chief Scientific Officer
  Dr. Bill Symonds, Chief Development Officer
  Mr. Bruce Cousins, Executive Vice President and Chief Financial Officer

To access the conference call, a live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 1177108.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Bruce Cousins
Executive Vice President and Chief Financial Officer
Phone: 604-419-3200
Email: bcousins@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com